UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2016

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Security Agreement

As previously disclosed, on June 22, 2016, in connection with the completion of the Company’s merger with Brushy Resources, Inc. (the “Merger”), the Company, Brushy Resources, Inc. (“Brushy”) and Independent Bank (the “Lender”), Brushy’s senior secured lender, entered into an amendment to Brushy’s Forbearance Agreement with the Lender (the “Fourth Amendment”), which, among other things, provided for a pay-down of $6.0 million of the principal amount outstanding on the loan (the “Loan”), plus interest, fees and other expenses in exchange for an extension of the maturity date through December 15, 2016, at an interest rate of 6.5%, payable monthly. Additionally, the Company agreed to (i) guaranty the approximately $5.5 million aggregate principal amount of Brushy’s remaining bank debt with the Lender, (ii) create a lien in favor of the Lender on all of the Company’s real and personal property, (iii) restrict the incurrence of additional Debt (as defined in the Credit Agreement) and (iv) maintain certain accounts with various restrictions with the Lender.

On July 25, 2016, the Company entered into a security and control agreement (the “Security Agreement”) and related mortgages (the “Mortgages”) pursuant to which the Company granted the Lender a senior security interest in substantially all of its assets as additional security for repayment of the Loan.

A copy of the Security Agreement and Mortgages are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The foregoing description of each of the Security Agreement and the Mortgages does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement and the Mortgages.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2016, The Nasdaq Stock Market (“Nasdaq”) announced that it will delist the Common Stock of the Company and file a Form 25 with the Securities and Exchange Commission. The Company’s stock was suspended on May 26, 2016 and has not traded on Nasdaq since that time. The delisting becomes effective ten days after the Form 25 is filed and will complete the Nasdaq delisting process. The Form 25 will have no impact on the trading of the Common Stock which will continue to trade on the OTCQB Venture Marketplace under the symbol “LLEX.” Additionally, the Company has applied for relisting on The Nasdaq Capital Market, and is working to show full compliance with all applicable Nasdaq initial listing criteria.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Security and Control Agreement, dated as of July 25, 2016.
10.2	Mortgage, Security Agreement, Fixture filing and Financing Statement (Wyoming Oil and Gas Properties – Laramie Co.) to Independent Bank.
10.3	Mortgage, Security Agreement, Fixture filing and Financing Statement (Colorado Oil and Gas Properties – Weld Co.) to Independent Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2016	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Security and Control Agreement, dated as of July 25, 2016.
10.2	Mortgage, Security Agreement, Fixture filing and Financing Statement (Wyoming Oil and Gas Properties – Laramie Co.) to Independent Bank.
10.3	Mortgage, Security Agreement, Fixture filing and Financing Statement (Colorado Oil and Gas Properties – Weld Co.) to Independent Bank.